Exhibit 10.47
FOURTH OMNIBUS AMENDMENT

    THIS FOURTH OMNIBUS AMENDMENT, dated as of February 22, 2021 (this “Amendment”), by and between MS LOAN NT-I, LLC (“NT-I”), MS LOAN NT-II, LLC (“NT-II”), CLNC CREDIT 1, LLC (“Credit 1”), CLNC CREDIT 2, LLC (“Credit 2”), CLNC CREDIT 1UK, LLC (“Credit 1UK”) and CLNC CREDIT 1EU, LLC (“Credit 1EU”, together with NT-I, NT-II, Credit 1, Credit 2 and Credit 1UK, collectively, “Seller”), CREDIT RE OPERATING COMPANY, LLC, a Delaware limited liability company (“Guarantor”), and MORGAN STANLEY BANK, N.A., a national banking association (“Buyer”) amends that certain Second Amended and Restated Master Repurchase and Securities Contract Agreement, dated April 23, 2019, by and between Buyer and Seller (as the same has been or may be further amended, modified and/or restated from time to time, the “Repurchase Agreement”) and the other Transaction Documents as provided herein. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement.

RECITALS

    WHEREAS, the parties hereto wish to amend and modify the Repurchase Agreement and the other Transaction Documents as provided herein.

    NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Amendment of Repurchase Agreement.
a.Section 9(a) of the Repurchase Agreement is hereby amended and restated in its entirety as follows:
    “Seller shall have two successive options to extend the then current Facility Termination Date for a one (1) year period (each, an “Extension Term”) by written notice delivered to Buyer no later than thirty (30) days before the then current Facility Termination Date. Each such Extension Term shall be automatically effective without any further action by Buyer so long as (x) no Event of Default shall exist on the then current Facility Termination Date and (y) Seller shall have paid the Extension Fee to Buyer on or before the then current Facility Termination Date. Thereafter, no earlier than ninety (90) days and no later than thirty (30) days before the then current Facility Termination Date, Seller may annually request an extension of the then current Facility Termination Date for an additional Extension Term. Such requests may be approved or denied in Buyer’s sole discretion (on the same terms or such different terms as may be determined by Buyer at such time in its sole discretion), and in any case shall be approved only if (i) no Default, Event of Default or Margin Deficit shall exist on the date of Seller’s request to extend or on the then current Facility Termination Date, (ii) all representations and warranties in this Agreement shall be true, correct, complete and accurate in all material respects as of the date of Sellers’ request to extend and as of the then current Facility Termination Date (except such representations which by their terms speak as of a specified date and subject to any exceptions disclosed to Buyer in an Exception Report prior to such date and approved by Buyer), and (iii) Seller shall have paid the Extension Fee to Buyer in accordance with the Fee Letter.”
b. The definition of “Concentration Limit” in Section 2 of the Repurchase Agreement is hereby amended and restated in its entirety as follows:
“Concentration Limit” shall mean, (a) with respect to any New Asset, the original Purchase Price of such New Asset does not exceed 40% of the Facility Amount and (b) at all times, the aggregate Purchase Price of all Purchased Assets that are secured by hospitality and retail properties, together with the aggregate amount of unfunded Future Advance Purchases that Buyer has agreed to make, subject to the satisfaction of the conditions set forth in the applicable Confirmation with respect to such Purchased Assets, does not exceed 20% of the Facility Amount (or such higher limit as may be approved by Buyer in its sole discretion).
c. The last sentence under Section 3(a) of the Repurchase Agreement is hereby amended and restated in its entirety as follows:
“Notwithstanding any provision to the contrary herein or any other Transaction Document, Buyer shall be entitled to make a determination, in its sole discretion, whether a New Asset qualifies as an Eligible Asset or whether to reject any New Asset proposed to be sold to Buyer by Seller, and Buyer shall have no obligation to enter into any Transactions with respect to such New Asset, which Transactions shall be entered into in the sole discretion of the Buyer.”
d. Section 4 of the Repurchase Agreement is hereby amended by adding the following new subsection 4(c):
“(c) if the Concentration Limit is exceeded at any time, Seller shall repay the Repurchase Price of the applicable Purchased Asset(s) in an amount sufficient to cause the Concentration Limit to be satisfied (but in no event, in an amount greater than the applicable Repurchase Price) within 10 Business Days of written request by Buyer.”
e. Section 14(a)(iv) of the Repurchase Agreement is hereby amended and restated in its entirety as follows:
“failure of Seller to make the payments required under Sections 4(a), 4(c) or Section 5(b) hereof on the date such payment is due.”

f. The provisions of the Repurchase Agreement are further amended as set forth in Exhibit A attached hereto and are hereby incorporated by reference as though set forth in full herein.
2.Removal of New Foreign Asset Transactions. From and after the date hereof, Seller hereby acknowledges and agrees that New Foreign Assets shall no longer be eligible for Transactions under the Repurchase Agreement. All relevant provisions governing Transactions with respect to New Foreign Assets are hereby deleted in their entirety.
3.Amendment of Transaction Documents. From and after the date hereof, all references in the Repurchase Agreement and the other Transaction Documents to the Repurchase Agreement shall be deemed to refer to the Repurchase Agreement as amended and modified by this Amendment and as same may be further amended, modified and/or restated.
4.Reaffirmation of Representations and Warranties. Guarantor and Seller each hereby represents and warrants to Buyer that, as of the date hereof, (i) it has the power to execute, deliver and perform its respective obligations under this Amendment, (ii) this Amendment has been duly executed and delivered by it for good and valuable consideration, and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles, (iii) Seller is not in default under the Repurchase Agreement or any of the other Transaction Documents beyond any applicable notice and cure periods, and there are no defenses, offsets or counterclaims against Seller’s obligations under the Repurchase Agreement or the other Transaction Documents, (iv) Guarantor is not in default under the Guaranty beyond any applicable notice and cure periods, and there are no defenses, offsets or counterclaims against its obligations under the Guaranty, and (v) neither the execution and delivery of this Amendment, nor the consummation by it of the transactions contemplated by this Amendment, nor compliance by it with the terms, conditions and provisions of this Amendment will conflict with or result in a breach of any of the terms, conditions or provisions of (A) its organizational documents, (B) any contractual obligation to which it is now a party or the rights under which have been assigned to it or the obligations under which have been assumed by it or to which its assets are subject or constitute a default thereunder, or result thereunder in the creation or imposition of any lien upon any of its assets, other than pursuant to this Amendment, (C) any judgment or order, writ, injunction, decree or demand of any court applicable to it, or (D) any applicable Requirement of Law, in the case of clauses (B)-(D) above, to the extent that such conflict or breach is reasonably likely to result in a Material Adverse Effect. Guarantor hereby represents and warrants to Buyer that all of the representations and warranties set forth in Article III of the Guaranty remain true and correct as of the date hereof.
5.Counterparts. This Amendment may be executed by each of the parties hereto in any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

6.GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.
7.Expenses. Seller hereby acknowledges and agrees that Seller shall be responsible for all reasonable out-of-pocket costs and expenses of Buyer in connection with documenting and consummating the modifications contemplated by this Amendment, including, but not limited to, the reasonable fees and expenses of Buyer’s external legal counsel.
8.Reaffirmation of Guaranty. Guarantor acknowledges and agrees that, except as modified hereby, the Guaranty remains unmodified and in full force and effect and enforceable in accordance with its terms.
9.Repurchase Agreement, Guaranty and Transaction Documents in Full Force and Effect. Except as expressly amended hereby, Seller and Guarantor acknowledge and agree that all of the terms, covenants and conditions of the Repurchase Agreement and the Transaction Documents remain unmodified and in full force and effect and are hereby ratified and confirmed in all respects.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BUYER:
MORGAN STANLEY BANK, N.A.
By: /s/ Anthony Preisano
By: /s/ Anthony Preisano
Name: Anthony Preisano Title: Executive Director

[Signatures continue on the next page]
[Signature Page to Fourth Omnibus Amendment]

ACKNOWLEDGED AND AGREED
AS OF THE DATE FIRST SET FORTH ABOVE:

SELLER: MS LOAN NT-I, LLC, a Delaware limited liability company
By: /s/ David A. Palamé Name: David A. Palamé Title: Vice President
MS LOAN NT-II, LLC, a Delaware limited liability company
By: /s/ David A. Palamé Name: David A. Palamé Title: Vice President
CLNC CREDIT 1, LLC, a Delaware limited liability company
By: /s/ David A. Palamé Name: David A. Palamé Title: Vice President
CLNC CREDIT 2, LLC, a Delaware limited liability company
By: /s/ David A. Palamé Name: David A. Palamé Title: Vice President
[Signature Page to Fourth Omnibus Amendment]

CLNC CREDIT 1EU, LLC, a Delaware limited liability company
By: /s/ David A. Palamé Name: David A. Palamé Title: Vice President
CLNC CREDIT 1UK, LLC, a Delaware limited liability company
By: /s/ David A. Palamé Name: David A. Palamé Title: Vice President

GUARANTOR:

CREDIT RE OPERATING COMPANY, LLC,
a Delaware limited liability company

By: /s/ David A. Palamé
Name: David A. Palamé
Title: Vice President

EXHIBIT A
LIBOR REPLACEMENT PROVISIONS
1.The following definitions are hereby deleted in their entirety:
“LIBOR Alternate Index”, “LIBOR Alternate Rate”, “LIBOR Alternate Rate Determination”, “LIBOR Alternate Rate Spread”, “LIBOR Alternate Rate Transaction”, “LIBOR Rate”, “LIBOR Rate Reserve Percentage”, “LIBOR Transaction” and “Pricing Rate Reset Date”
2.The definitions of “Business Day”, “Index Rate” and “LIBOR” in Section 2 of the Repurchase Agreement are hereby amended and restated in their entirety as follows:
“Business Day” shall mean any day other than (i) a Saturday or Sunday and (ii) a day on which the New York Stock Exchange, the Federal Reserve Bank of New York, the Custodian or Buyer is authorized or obligated by law or executive order to be closed.
“Index Rate” shall mean the Benchmark.
“LIBOR” shall mean, for any Pricing Period with respect to a Purchased Asset, the per annum rate for deposits in U.S. dollars that appears on Reuters Screen LIBOR01 Page (or the successor thereto) as one-month LIBOR as of the applicable Reference Time, but in no event, less than (x) zero or (y) such other rate with respect to a Transaction as set forth in the related Confirmation.
3.The following definitions are hereby added to Section 2 of the Repurchase Agreement.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, any tenor for such Benchmark or payment period for price differential calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of a Pricing Period pursuant to this Agreement as of such date.
“Benchmark” means, initially, LIBOR; provided that, if a Benchmark Transition Event or, as the case may be, an Early Opt-in Election and the Benchmark Replacement Date with respect thereto have occurred with respect to LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Buyer on the applicable Benchmark Replacement Date:

(1)the sum of: (a) Term SOFR and (b) the Benchmark Replacement Adjustment with respect thereto;
(2)the sum of: (a) either of (i) Compounded SOFR or (ii) Daily Simple SOFR, as selected by the Buyer to be the then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for the applicable loan market and (b) the applicable Benchmark Replacement Adjustment;
(3)     the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;
(4)    the sum of: (a) the alternate rate of interest that has been selected by the Buyer as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated secured financings or securitizations relating to the relevant asset class, as applicable at such time and (b) the Benchmark Replacement Adjustment;
provided that, in the case of clause (1) of this definition, such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Buyer in its reasonable discretion.
If at any time the Benchmark Replacement as determined pursuant to clause (1), (2), (3) or (4) of this definition would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement
“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Buyer as of the Benchmark Replacement Date:
(1)the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected, endorsed or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;
(2)the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Buyer giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated secured financing or securitization transactions relating to the relevant asset class, as applicable at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including but not limited to changes to the definition of “Business Day,” the definition of “Pricing Period,” timing and frequency of determining rates and making payments of price differential, timing of Transaction requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Buyer decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Buyer in a manner substantially consistent with market practice for repurchase facilities or similar structured finance arrangements involving counterparties of similar size, credit quality and market reputation as the Seller (or, if the Buyer decides that adoption of any portion of such market practice is not administratively feasible or if the Buyer determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Buyer determines is reasonably necessary in connection with the administration of this Agreement.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or
(3)    in the case of an Early Opt-in Election, the date set forth in the notice of such Early Opt-in Election that is provided by Buyer to the Seller.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which, for example, may be compounded in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Pricing Period or compounded in advance) being established by the Buyer in accordance with:
(1)    the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:
(2)    if, and to the extent that, the Buyer determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Buyer giving due consideration to any industry-accepted market practice for similar U.S. dollar denominated secured financing or securitization transactions relating to the relevant asset class, as applicable at such time.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or a price differential payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Buyer in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans at such times; provided that, if the Buyer decides that any such convention is not administratively feasible, then the Buyer may establish another convention in its reasonable discretion.
“Early Opt-in Election” means, if the then-current Benchmark is LIBOR, the occurrence of the joint election by the Buyer and Seller to trigger a fallback from LIBOR and the provision by the Buyer of written notice of such election to other parties hereto.
“Floor” means, for any Transaction under this Agreement, the benchmark rate floor (which may be zero), if any, provided for in this Agreement with respect to LIBOR as determined for such Transaction.
“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not LIBOR, the time determined by the Buyer in accordance with the Benchmark Replacement Conforming Changes.
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.
“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the Benchmark Replacement Adjustment with respect thereto.
4. Section 3(k) of the Repurchase Agreement is hereby deleted and the following is inserted in lieu thereof:
“(k)    Notwithstanding anything to the contrary herein or in any other Transaction Document, if:

(i)    (A) a Benchmark Transition Event or, as the case may be, an Early Opt-in Election and (B) a Benchmark Replacement Date with respect thereto have occurred prior to the Reference Time in connection with any setting of the then-current Benchmark, then such Benchmark Replacement will replace the then-current Benchmark for all purposes under this Agreement and under any other Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without requiring any amendment to, or requiring any further action by or consent of any other party to, this Agreement or any other Transaction Document; or
(ii)    (A) a Benchmark Transition Event or, as the case may be, an Early Opt-in Election and the Benchmark Replacement Date with respect thereto has already occurred prior to the Reference Time for any setting of the then-current Benchmark and as a result the then-current Benchmark is being determined in accordance with clauses (2), (3) or (4) of the definition of “Benchmark Replacement”; and
(B) the Buyer subsequently determines, that (w) Term SOFR and a Benchmark Replacement Adjustment with respect thereto is or has becomes available and the Benchmark Replacement Date with respect thereto has occurred, (x) there is currently a market for U.S. dollar-denominated transactions utilizing Term SOFR as a Benchmark and for determining the Benchmark Replacement Adjustment with respect thereto, (y) Term SOFR is being recommended as the Benchmark for U.S. dollar-denominated syndicated credit facilities by the Relevant Government Authority and (z) in any event, Term SOFR, the Benchmark Replacement Adjustment with respect thereto and the application thereof is administratively feasible for the Buyer (as determined by the Buyer), then clause (1) of the definition of “Benchmark Replacement” will, without requiring any amendment to, or requiring any further action by or consent of any other party to, this Agreement or any other Transaction Document, replace such then-current Benchmark for all purposes hereunder and under any other Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings on and from the beginning of the next Pricing Period or, as the case may be, Available Tenor so long as the Buyer notifies Seller prior to the commencement of such next Pricing Period or, as the case may be, Available Tenor.”
5. Section 3(l)(A) of the Repurchase Agreement is hereby deleted and the following is inserted in lieu thereof:
“(l)(A)    In connection with the implementation of a Benchmark Replacement, the Buyer will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without requiring any further action by or consent of any other party to this Agreement or any other Transaction Document. The Buyer will promptly notify Seller of (i) any occurrence of (a) a Benchmark Transition Event or, as the case may be, an Early Opt-in Election and (b) the Benchmark Replacement Date with respect thereto, (ii) the implementation of any Benchmark Replacement, and (iii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Buyer pursuant to this , including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in the Buyer’s sole discretion and without consent from Seller or any other party to any other Transaction Document.”
6. Section 3(r) of the Repurchase Agreement is hereby deleted and the following is inserted in lieu thereof:
“(r)    If any of the events described in Section 3(n), Section 3(o) or Section 3(p) result in Buyer’s request for additional amounts or any amount is required to be paid with respect to Indemnified Taxes pursuant to Section 20(a), then Seller shall have the option to notify Buyer in writing of its intent to terminate all of the Transactions and this Agreement and repurchase all of the Purchased Assets without payment of any Exit Fee, Unused Fee or similar fee no later than five (5) Business Days after such notice is given to Buyer, and such repurchase by Seller shall be conducted pursuant to and in accordance with Section 3(h). The election by Seller to terminate the Transactions in accordance with this Section 3(r) shall not relieve Seller for liability with respect to any additional amounts or increased costs actually incurred by Buyer prior to the actual repurchase of the Purchased Assets.”